[redacted]
Adresă: Str. Caporal Ilina, Nr. 1, Bucuresti-Sector 5.
J40/9864/2014 ; CUI/8995334
Telefon: 0723 620 288

Date: Nov. 7, 2014

Purchase Order

To	
IHO-Agro international inc.	
	Terms: **Plata la vanzarea produsului**
	Salesperson: **Constantin Paterau**
Ship To	
[redacted] **Caporal Ilina Nr. 1, Bucuresti, Sector 1, Romania**	Ship Month Of December 2014 or January 2015 or per TBA.

Order # 001		

Please Ship the Following Items as Specified

Item	Quantity Ordered	Description	Unit Count	Unit Price	Total Amount
1		Fertilizant IHO-Agro, bidoane de 20 L	[redacted]	[redacted]	$70,500
2		Fertilizant IHO-Agro, sticle plastic 1L.	[redacted]	[redacted]	$23,500
				Total	$94,000 USD

	Purchaser Signature
	Constantin Paterău [signature]